UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

SENSATA TECHNOLOGIES HOLDING N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Sensata Technologies Holding N.V. (“Sensata,” the “Company,”, “us,” “we” and “our”) is filing under Item 8.01 of this Current Report on Form 8-K a description of its ordinary shares in order to update such description. The following description supersedes the description of ordinary shares included in the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission on March 8, 2010 (File No. 001-34652). The description set forth below will be available for incorporation by reference into the Company’s filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF ORDINARY SHARES

Set out below is a summary description of our ordinary shares and related material provisions of our articles of association and of Book 2 of the Dutch Civil Code which governs the rights of holders of our ordinary shares.

Ordinary Share Capital

As of October 29, 2013, we had 400,000,000 authorized ordinary shares, €0.01 nominal value per share, of which 178,562,449 ordinary shares were legally issued, which includes 54,930 legally issued shares that are subject to forfeiture until such shares have vested, 1,870,719 legally issued shares that have been repurchased by the Company but not legally retired, and 73,060 legally issued shares that have been forfeited but not yet legally retired and in each case are not considered outstanding for accounting purposes.

Shareholder Rights

General Meetings of Shareholders

At least one general meeting of shareholders must be held every year within six months of the end of our fiscal year. We anticipate that all shareholder meetings will take place in the Netherlands. The rights of shareholders may only be changed by amending our articles of association (or by changes in the law). A resolution to amend our articles of association is only valid if the board of directors makes a proposal or shareholders representing at least 3% of our issued and outstanding stock make a request within 60 days of a general meeting to amend the articles of association and such proposal is adopted by a simple majority of votes cast.

Voting Rights

Each ordinary share represents the right to cast one vote at a general meeting of shareholders. In general, resolutions must be passed with a majority of the votes validly cast. We are not allowed to exercise voting rights for ordinary shares we hold directly or indirectly, unless the shares are subject to a right of usufruct or pledge for the benefit of a third party not being a subsidiary. The following resolutions require a two-thirds majority vote if less than half of the issued share capital is present or represented at the general meeting of shareholders:

•	capital reduction;

•	exclusion or restriction of pre-emptive rights, or designation of the board of directors as the authorized corporate body for this purpose; and

•	merger or demerger.

Pursuant to Dutch law, the articles of association of a Dutch company may provide that resolutions of shareholders may be adopted without convening a meeting. However, such resolutions may only be adopted in writing by unanimous vote of the shareholders entitled to vote. Under our articles of association, shareholders are permitted to take action by unanimous written consent and not only at a general meeting of shareholders.

Appraisal Rights

Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights.

Shareholder Suits

In the event a third party is liable to a Dutch company, generally only the company itself can bring a civil action against that party. Therefore, our individual shareholders do not have the right to bring an action on behalf of the Company. Only in the event that the cause for the liability of a third party to the Company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch

Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests may institute a collective action. The collective action cannot result in an order for payment of monetary damages but may result in a declaratory judgment. The foundation or association and the defendant are permitted to reach (often on the basis of such declaratory judgment) a settlement which provides for monetary compensation for damages. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

Issuance of Ordinary Shares

Our board of directors has the power to issue ordinary shares if and to the extent that the general meeting of shareholders has designated the board, or if the board has been designated by the articles of association, to act as the authorized body for this purpose. A designation of authority to the board of directors to issue shares remains effective for the period specified by the general meeting or specified in the articles of association and may be up to five years from the date of designation. A general meeting of shareholders may renew annually the designation by the general meeting of shareholders and the designation in the articles of association may also be renewed by amending the articles of association for additional periods of up to five years. Without this designation by the general meeting of shareholders or the articles of association, only the general meeting of shareholders has the power to authorize the issuance of ordinary shares but only at the proposal of the board of directors. At an annual general meeting of our shareholders held on May 22, 2012, our shareholders adopted a proposal to designate our board of directors as the corporate body with the power to issue ordinary shares and/or preferred shares and/or grant rights to acquire shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares as of the date of the general meeting or any time thereafter for a period of 5 years from the date of that meeting.

Repurchase of Our Ordinary Shares

Subject to certain provisions of Dutch law and our articles of association, we may acquire our ordinary shares if no valuable consideration is given or the following conditions are met:

•	a general meeting of shareholders has authorized our board of directors to acquire the ordinary shares, which authorization may be valid for no more than 18 months and shall stipulate the number of shares that may be acquired and the upper and lower limit of the price of acquisition;

•	our shareholders’ equity, after deduction of the price of acquisition, is not less than the sum of the paid-in and called-up portion of the share capital and the reserves that the laws of the Netherlands or our articles of association require us to maintain; and

•	we would not hold after such purchase, or hold as pledgee, ordinary shares with an aggregate par value exceeding 50% of our issued share capital.

At an annual general meeting of our shareholders held on May 22, 2013, our shareholders adopted a proposal to grant authorization to our board of directors for a period of 18 months from the date of the general meeting to repurchase up to 10% of our outstanding shares on the open market, through privately negotiated transactions or in one or more self tender offers, at prices per share not less than the nominal value of a share and not higher than 110% of the market price at the time of the transaction.

Dividends

Dividends may only be paid out of profit as shown in the adopted annual accounts. We will only have power to make distributions to shareholders and other persons entitled to distributable profits to the extent our equity exceeds the sum of the paid and called up portion of the ordinary share capital and the reserves that must be maintained in accordance with provisions of the laws of the Netherlands or our articles of association. The profits must first be used to set up and maintain reserves required by law and must then be set off against certain financial losses. Subsequently, out of the profits a distribution will be made on the preference shares if issued and such reservations will be made as our board of directors will determine. We may not make any distribution of profits on ordinary shares that we hold, unless the shares are subject to a right of usufruct or pledge for the benefit of a third party. Any allocation of our remaining profits shall be determined by a resolution of the shareholders. If the shareholders do not adopt a resolution with respect to the allocation of profits then we will reserve our profits. Interim distributions may be effected by resolution of the board of directors.

All calculations to determine the amounts available for dividends will be based on our unconsolidated annual accounts, which may be different from our consolidated financial statements, such as those included in this prospectus. Our statutory accounts will be prepared, under International Financial Reporting Standards, or “IFRS,” and are deposited with the Commercial Register in Amsterdam, the Netherlands. We are dependent on dividends or other advances from our operating subsidiaries to fund any dividends we may pay on our ordinary shares.

Preemptive Rights

Under Dutch law, in the event of an issuance of ordinary shares, each holder of ordinary shares will have a pro rata preemptive right to the number of ordinary shares held by such shareholder (with the exception of ordinary shares to be issued to employees or shares issued against a contribution other than in cash). Preemptive rights may be limited or excluded by the general meeting of shareholders at the proposal of our board of directors or by our board of directors if designated by the general meeting of shareholders or by the articles of association for a period not exceeding 5 years. At an annual general meeting of our shareholders held on May 22, 2012, our shareholders adopted a proposal to designate our board of directors as the corporate body with the power to limit or exclude pre-emptive rights for a period of five years from the date thereof.

Capital Reduction

At the proposal of our board of directors, our shareholders may reduce our issued share capital either by canceling ordinary shares held in treasury or by amending our articles of association to reduce the par value of the ordinary shares. A resolution to reduce our capital requires the approval of at least a majority of the votes cast at a general meeting of shareholders. A two-thirds majority vote is required if less than half of the issued share capital is present or represented at the general meeting of shareholders. Any reductions in the par value of the ordinary shares, with or without repayment, must be effected in proportion to all shares unless consent is given by each of the shareholders involved.

A partial repayment of ordinary shares under the laws of the Netherlands is only allowed upon the adoption of a resolution to reduce the par value of the ordinary shares. The repayment must be made pro rata on all ordinary shares, but this requirement may be waived with the consent of all affected shareholders. In some circumstances, our creditors may be able to prevent a resolution to reduce our share capital from taking effect.

Anti-Takeover Provisions

Dutch law permits us to adopt protective measures against takeovers. Our articles of association include provisions to prevent “business combinations” with “interested shareholders” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” will include a legal merger, asset sale or other similar transactions or a transaction resulting in a financial benefit to the interested shareholder other than a benefit derived from his shareholding. An “interested shareholder” will be defined as a person who, together with its group companies (within the meaning of Section 2:24b of the Dutch Civil Code), owns (or owned within the previous three years) shares representing 15% or more of our issued and outstanding share capital.

The approval of our general meeting of shareholders will be required for our board of directors to enter into discussions with an interested shareholder regarding a business combination between us and such interested shareholder. The resolution of our general meeting of shareholders must be adopted by a majority of the votes cast in favor, representing at least two-thirds of the issued and outstanding ordinary shares other than the shares owned by the interested shareholder. However, this process will not apply if:

•	a majority of the members of the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, and those members of the board of directors were appointed as members of the board prior to the transaction that resulted in the shareholder becoming an interested shareholder; or

•	upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned a number of ordinary shares representing at least 85% of the issued and outstanding shares when the transaction commenced, provided the shares owned by our directors and officers are not taken into account in calculating that percentage.

These provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the qualified majority requirement for the shareholder approval would be avoided if our board of directors approves either the business combination or the transaction which results in the shareholder becoming an interested shareholder. Such provisions also may have the effect of preventing changes in our board of directors. It is further possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

We have also provided for the possibility to implement one additional anti-takeover measure: our board of directors has been granted the authority to issue without shareholder approval preference shares or to grant a foundation yet to be established the right to obtain preference shares, up to a maximum equal to 100% of issued capital, other than such preference shares, at the time of issue of the preference shares. The price that will be due by the foundation for these preference shares should equal the nominal value. Only twenty-five percent of the nominal value may be payable. Preference shares are a separate class of equity securities of the Company that can be issued for defensive purposes because such shares can be issued with significant voting power. Such shares would typically have both a liquidation and dividend preference over the ordinary shares and otherwise accrue cash dividends at a fixed rate. The board of directors is authorized by our shareholders to issue these shares in the future in order to protect us from influences that do not serve our best interests and threaten to undermine our continuity, independence and identity. These influences may result from a third party acquiring a significant amount of our ordinary shares, the announcement of a public offer or other concentration of control or any other form of unreasonable pressure exercised on us to amend our strategic polices. If the board determines to issue the preference shares to such a foundation, the foundation’s articles of association will provide that it shall endeavor to serve our best interests, our associated business and all parties connected to us, warding off as much as possible any influences that conflict with these interests and threaten to undermine our continuity, independence and identity. This foundation shall operate independently of us.

From the profit as shown in the profit and loss account prepared in accordance with IFRS for the most recently completed financial year, first a distribution will be made, where possible, on the preference shares of a percentage equal to the average one month EURO Interbank Offered Rate weighted to reflect the number of days for which the payment is made, plus a premium to be determined by our board of directors, of at least one percentage point and at most four percentage points, depending on the prevailing market conditions. The dividend will be calculated based on the IFRS accounts over the proportionate period of time if the preference shares were issued during the financial year. If our profit is not sufficient to make the full distribution, the deficit will be distributed out of the freely distributable reserves.

Subject to the limits of the New York Stock Exchange listing rules, the preference shares would vote together with the ordinary shares on matters submitted to shareholders for approval and have the same number of votes per share as the number of ordinary shares with a nominal value which in the aggregate equals the nominal value of such a preference share. By issuing the preference shares in the appropriate number, this anti-takeover measure may result in the holders of such preference shares having voting power equal to all issued ordinary shares. This anti-takeover measure can be used to provide time for our board of directors to negotiate the terms of a possible transaction that is in the best interest of all our stakeholders.

In addition to the foregoing, certain provisions of Dutch law and/or our articles of association could have the effect of making it more difficult for shareholders to remove existing members of our board of directors. For example:

•	shareholders can take action by written consent, but only if all shareholders give their consent to the action;

•	a resolution passed by a two-thirds majority of the votes cast representing more than one-half of the issued and outstanding share capital is necessary to suspend or remove members of the board of directors; and

•	director vacancies may only be filled from a list that was prepared by the board of directors unless a resolution is passed with two-thirds majority of the votes cast representing more than one-half of the issued capital at a general meeting of shareholders providing that such list is not binding and, in that event, a new list of nominees will be prepared by the board of directors.

Compensation of Our Board of Directors

Under Dutch law, the shareholders must adopt the compensation policy for the board of directors.

Removal of Directors

The general meeting of shareholders has the authority to suspend or remove members of our board of directors at any time, including without cause by a resolution passed with two-thirds majority of the votes cast representing more than one half of the issued and outstanding share capital.

Shareholder Vote on Certain Reorganizations

Under Dutch law, the approval of the general meeting of shareholders of a public limited liability company is required in case of significant decisions regarding our structure, including: (i) a transfer of all or substantially all of our business to a third party; (ii) the entry into or termination of a significant long-term cooperation of the company or a subsidiary with another entity; and (iii) the acquisition or divestment by it or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet in the last adopted annual accounts of the company.

Netherlands Squeeze-out Proceedings

If a person, company or two or more group of companies, within the meaning of Article 2:24b of the Dutch Civil Code, acting in concert holds 95% or more of our issued share capital by par value, that person, company or group of companies acting in concert may acquire the remaining ordinary shares by initiating squeeze-out proceedings against the holders of the remaining shares. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal and may be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure. The Enterprise Chamber may grant the claim for squeeze-out and determine the price to be paid for the shares. As of October 29, 2013, our principal shareholder, Sensata Investment Company, S.C.A., owned 27.6% of our outstanding ordinary shares.

Adoption of Annual Accounts and Discharge of Management Liability

Our board of directors must prepare annual accounts within four months after the end of our financial year, unless the shareholders have approved an extension of this period for up to six additional months due to certain special circumstances. The annual accounts must be accompanied by an auditor’s certificate, an annual report and certain other mandatory information and must be made available for inspection by our shareholders at our offices within the same period. Under Dutch law, our shareholders must approve the appointment and removal of our independent auditors, as referred to in Article 2:393 Dutch Civil Code, to audit the annual accounts. The annual accounts are adopted by our shareholders at the general meeting of shareholders and are prepared in accordance with IFRS.

The adoption of the annual accounts by our shareholders does not release the members of our board of directors from liability for acts reflected in those documents. Any such release from liability requires a separate shareholders’ resolution.

Our financial reporting is subject to the supervision of the Netherlands Authority for the Financial Markets, or “AFM.” The AFM keeps a register in which we are obliged to file our financial reports. The AFM reviews the content of the financial reports and has the authority to approach us with requests for information in case on the basis of publicly available information it has reasonable doubts as to the integrity of our financial reporting.

Liquidation Rights

If we are dissolved or wound up, the assets remaining after payment of our liabilities will be first applied to pay back the amounts paid up on the preference shares together with any unpaid distributions and then to pay back the amounts paid up on the ordinary shares. Any remaining assets will be distributed among our holders of ordinary shares in proportion to the par value of their holdings of ordinary shares. All distributions referred to in this paragraph shall be made in accordance with the relevant provisions of the laws of the Netherlands.

Limitations on Non-Residents and Exchange Controls

There are no limits under the laws of the Netherlands or in our articles of association on non-residents of the Netherlands holding or voting our ordinary shares. Currently, there are no exchange controls under the laws of the Netherlands on the conduct of our operations or affecting the remittance of dividends.

Disclosure of Insider Transactions

Members of our board of directors and other insiders within the meaning of Section 5:60 of The Dutch Act on the Financial Supervision must report to The Netherlands Authority for the Financial Markets if they carry out or cause to be carried out, for their own account, a transaction in our ordinary shares or in securities whose value is at least in part determined by the value of our ordinary shares.

Books and Records

Pursuant to Dutch law, our board of directors provides all information to the shareholders’ meeting, but is not obligated to provide such information to individual shareholders unless a significant interest dictates otherwise.

Registrar and Transfer Agent

A register of holders of the ordinary shares is maintained by American Stock Transfer & Trust Company, LLC. American Stock Transfer & Trust Company, LLC also serves as the transfer agent. The telephone number of American Stock Transfer & Trust Company, LLC is (800) 937-5449.

Corporate Governance

The Dutch Corporate Governance Code

The revised Dutch Corporate Governance Code, or the Dutch Corporate Code, became effective on January 1, 2009. The Dutch Corporate Code contains principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The Dutch Corporate Code applies to all Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere. Such companies are required under Dutch law to disclose in their Dutch annual reports filed in the Netherlands whether or not they apply those provisions of the Dutch Corporate Code that are addressed to the board of directors of the company and, if they do not apply those provisions, to explain why they deviated from such provisions.

The Dutch Corporate Code provides that if a company’s general meeting of shareholders explicitly approves the company’s corporate governance structure and policy and endorses the explanation for any deviation from the principles and best practice provisions, such company will be deemed to have applied the Dutch Corporate Code. Our shareholders have approved our corporate governance structure and policy and endorsed the explanation for deviations from the principles and best practice provisions. We have not applied a number of principles and best practice provisions, in many cases because they conflict with the corporate governance rules of the New York Stock Exchange with which we comply.

The following discussion summarizes the primary differences between our corporate governance structure and the principles and best practices provisions of the Dutch Corporate Code:

•	Dutch legal requirements concerning director independence differ in certain respects from the rules applicable to U.S. companies listed on the New York Stock Exchange. While under most circumstances both regimes require that a majority of board members be independent, the definition of this term under the Dutch Corporate Code differs from the definition under the New York Stock Exchange corporate governance standards. In some cases the Dutch requirement is more stringent, such as by requiring a longer “look back” period (five years as compared to three years) for former executive directors. In other cases, the New York Stock Exchange rule is stricter. For example, directors of a Dutch company who are affiliated with a direct or indirect parent company are considered independent under the Dutch Corporate Code (unless the parent company is a Dutch company and is listed in a member state of the European Union), whereas the same directors are not considered independent pursuant to the New York Stock Exchange rules. We follow the independence rules of the New York Stock Exchange.

•	In contrast to rules applicable to U.S. companies, which require that external auditors be appointed by a company’s audit committee, the Dutch Corporate Code requires that external auditors be appointed by the shareholders. In accordance with the requirements of Dutch law, the appointment and removal of our independent registered public accounting firm must be approved by the shareholders. However, our audit committee is directly responsible for the recommendation to the shareholders of the appointment and compensation of the independent registered public accounting firm and oversees and evaluates the work of our independent registered public accounting firm.

•	While the New York Stock Exchange rules do not require listed companies to have shareholders approve or declare dividends, the Dutch Corporate Code recommends shareholder approval for payments of dividends. We do not intend to seek shareholder approval for the payment of interim dividends.

•	The Dutch Corporate Code provides that board members may not serve on the board of more than two listed companies. However, certain of our directors are board members of more than two listed companies.

•	We do not comply with the Dutch Corporate Code provision that prohibits board members who receive options from exercising such options until after the third anniversary of the grant date. Options granted to members of our board of directors may generally be exercised at any time until their expiration.

•	The Dutch Corporate Code provides that shares granted to board members without financial consideration must be retained for at least five years or until the termination of employment, whichever is shorter. However, shares granted to our board members do not have similar restrictions.

•	The Dutch Corporate Code provides that remuneration in the event of termination of employment may not exceed one year’s salary. However, our chief executive officer is entitled to remuneration equal to two years of salary in connection with a termination without cause, for good reason or due to death or disability.

•	We follow the corporate governance standards of the New York Stock Exchange relating to announcing and broadcasting meetings with analysts, presentations to analysts and investors and press conferences. These standards may conflict with, or may require less disclosure than, the Dutch Corporate Code.

•	The Dutch Corporate Code recommends that the voting rights of financing preference shares be based on the fair value of the capital contribution. Subject to the limits of the New York Stock Exchange listing rules, our preference shares would vote together with the ordinary shares on matters submitted to shareholders for approval and the voting rights attaching to the preference shares shall be based on the nominal value per share.

•	The Dutch Corporate Code recommends that the general meeting of shareholders of a company not having statutory two tier status may pass a resolution to cancel the binding nature of a nomination for the appointment of a member of the management board or of the supervisory board and/or a resolution to dismiss a member of the management board or of the supervisory board by an absolute majority of the votes cast. It may be provided that this majority should represent a given proportion of the issued capital, which proportion may not exceed one third. Our articles of association provide that the majority should represent two-thirds of the votes cast, representing more than half of the issued capital.

•	The Dutch Corporate Code recommends that each substantial change in the corporate governance structure of a company and in the compliance of a company with the Dutch Corporate Code be submitted to the general meeting of shareholders for discussion under a separate agenda item. We have not applied a number of principles and best practice provisions, in many cases because they conflict with the corporate governance rules of the New York Stock Exchange with which we will comply. These deviations from the Dutch Corporate Code will not first be submitted to the general meeting of shareholders.

•	The Dutch Corporate Code recommends that a non-executive member of the board may not be granted any shares and/or rights to shares by way of remuneration. Our non-executive directors have been and will be granted the possibility to participate in equity incentive plans.

Board of Directors

We maintain a single-tiered board of directors comprising both executive directors and non-executive directors. Under Dutch law, the board of directors is responsible for the policy and day-to-day management of the company. The non-executive directors supervise and provide guidance to the executive directors. Each director owes a duty to the company to properly perform the duties assigned to him and to act in the corporate interest of the company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. Any board resolution regarding a significant change in the identity or character of the company requires shareholders’ approval.

Director Terms

Under Dutch law, a director of a listed company is generally appointed for a maximum term of four years. However, there is no limit on the number of terms a director may serve. Our directors have been appointed to serve for terms of one year, and there is no limit on the number of terms our directors may serve.

Director Vacancies

The directors are appointed at the general meeting of the shareholders. Our directors may be elected by the vote of a majority of votes cast at a general meeting of shareholders provided that our board of directors has proposed the election. An appointment by the general meeting of shareholders shall be made from a list that was prepared by the board of directors of candidates containing the names of at least one person for each vacancy to be filled. Notwithstanding the foregoing, the general meeting of shareholders may, at all times, by a resolution passed with a two-thirds majority of the votes cast representing more than one half of the issued capital, resolve that such list shall not be binding and, in that event, a new list of nominees will be prepared by the board of directors.

Conflict of Interest Transactions

The Articles of Association provide that in the event we have a conflict of interest with one or more members of the board of directors, we may still be represented by the members of the board of directors. In the event of a conflict, however, Dutch law provides that any director that has a direct or indirect personal conflict of interest with the Company and the enterprise connected with it may not participate in the deliberations and decision-making process. In case all directors have a direct or indirect personal conflict of interest, the matter shall be resolved by the general meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

Date:	October 30, 2013	/s/ Jeffrey Cote
		Name:	Jeffrey Cote
Title: Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended Articles of Association of Sensata Technologies Holding N.V. (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registration Statement on Form S-1, filed on March 8, 2010).